Citizens Financial Group, Inc. Reports Fourth Quarter 2023 Net Income of
$189 million and EPS of $0.34
Underlying Net Income of $426 million and EPS of $0.85*
CET1 ratio of 10.6%
2023 Net Income of $1.6 billion and EPS of $3.13; Underlying EPS of $3.88

	Key Financial Data	4Q23	3Q23	4Q22	Fourth Quarter 2023 Highlights

Income Statement	($s in millions)
■Underlying EPS of $0.85 and ROTCE of 11.8%
■Underlying PPNR of $721 million
–NII down 2% QoQ given lower NIM, partly offset by a modest increase in interest-earning assets
–Fees up 2% QoQ with improved Capital Markets and Wealth, partly offset by lower Mortgage Banking
–Expenses stable QoQ including the Private Bank start-up investment
■Underlying efficiency ratio of 63.8%, or 61.9% excluding Private Bank start-up investment
■Provision for credit losses of $171 million; ACL/loans ratio up 4 bps QoQ to 1.59%
■Period-end loans down 3% and average loans down 2% QoQ given balance sheet optimization, including Non-Core portfolio run off
■Period-end and average deposits broadly stable
–Total deposit costs up 16 bps QoQ
■Period-end LDR improved to 82%
■Strong CET1 ratio of 10.6%; TCE ratio of 6.7%
■TBV/share of $30.91, up 11% QoQ

	Total revenue	$1,988	$2,014	$2,200
	Pre-provision profit	376	721	960
	Underlying pre-provision profit	721	743	1,003
	Provision for credit losses	171	172	132
	Net income	189	430	653
	Underlying net income	426	448	685

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$146.0	$149.7	$156.7
	Average loans and leases	148.0	150.8	157.1
	Period-end deposits	177.3	178.2	180.7
	Average deposits	177.1	176.5	179.0
	Period-end loan-to-deposit ratio	82.3%	84.0%	86.7%
	NCO ratio	0.46%	0.40%	0.22%

Financial Metrics	Diluted EPS	$0.34	$0.85	$1.25
	Underlying EPS	0.85	0.89	1.32
	ROTCE	4.7%	12.0%	18.5%
	Underlying ROTCE	11.8	12.5	19.4
	Net interest margin, FTE	2.91	3.03	3.30
	Efficiency ratio	81.1	64.2	56.4
	Underlying efficiency ratio	63.8	63.1	54.4
	CET1	10.6%	10.4%	10.0%
	TBV/Share	$30.91	$27.73	$27.88

Notable Items		4Q23
	($s in millions except per share data)	Pre-tax $	EPS
	Integration related	$(5)	$(0.01)
	TOP and Other items	(115)	(0.15)
	FDIC special assessment	(225)	(0.35)
	Total:	$(345)	$(0.51)

Comments from Chairman and CEO Bruce Van Saun
“We continue to execute well and posted solid performance in Q4“ said Chairman and CEO Bruce Van Saun. “Our balance sheet is very strong, as we bolstered CET1 to 10.6%, lowered our LDR to 82%, enhanced our liquidity profile, which now exceeds
*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 15 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
Category 1 bank LCR requirements, and reduced FHLB advances to $3.8 billion. We are seeing less pressure on deposit costs and NIM, fees are beginning to rebound, expenses remain well controlled, and credit costs are as expected. Key strategic initiatives like the Private Bank, NYC Metro, TOP 9 and Non-Core are all on track, positioning us well for medium-term growth and enhanced returns. I would like to thank our colleague base for their hard work and dedication in serving our customers well and building a great bank.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on February 14, 2024 to shareholders of record at the close of business on January 31, 2024. There were no share repurchases during the quarter, given the decision to pause to cover the impact of the industry-wide FDIC special assessment.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends									Full Year
				4Q23 change from								2023 change from 2022
($s in millions, except per share data)	4Q23	3Q23	4Q22	3Q23			4Q22			2023	2022
Earnings				$/bps		%	$/bps		%	$	$	$/bps
Net interest income	$1,488	$1,522	$1,695	$(34)		(2)%	$(207)		(12)%	$6,241	$6,012	$229
Noninterest income	500	492	505	8		2	(5)		(1)	1,983	2,009	(26)
Total revenue	1,988	2,014	2,200	(26)		(1)	(212)		(10)	8,224	8,021	203
Noninterest expense	1,612	1,293	1,240	319		25	372		30	5,507	4,892	615
Pre-provision profit	376	721	960	(345)		(48)	(584)		(61)	2,717	3,129	(412)
Provision for credit losses	171	172	132	(1)		(1)	39		30	687	474	213
Net income	189	430	653	(241)		(56)	(464)		(71)	1,608	2,073	(465)
Preferred dividends	30	30	32	—		—	(2)		(6)	117	113	4
Net income available to common stockholders	$159	$400	$621	$(241)		(60)%	$(462)		(74)%	$1,491	$1,960	$(469)
After-tax notable Items	237	18	32	219		NM	205		NM	357	352	5
Underlying net income	$426	$448	$685	$(22)		(5)%	$(259)		(38)%	$1,965	$2,425	$(460)
Underlying net income available to common stockholders	396	418	653	(22)		(5)	(257)		(39)	$1,848	$2,312	$(464)
Average common shares outstanding
Basic (in millions)	466.2	469.5	493.3	(3.2)		(1)	(27.1)		(5)	475.1	476.0	(0.9)
Diluted (in millions)	468.2	471.2	495.5	(3.0)		(1)	(27.3)		(6)	476.7	477.8	(1.1)
Diluted earnings per share	$0.34	$0.85	$1.25	$(0.51)		(60)%	$(0.91)		(73)%	$3.13	$4.10	$(0.97)
Underlying diluted earnings per share	0.85	0.89	1.32	(0.04)		(4)	(0.47)		(36)	$3.88	$4.84	$(0.96)
Performance metrics
Net interest margin	2.90%	3.03%	3.29%	(13)	bps		(39)	bps		3.09%	3.10%	(1)	bps
Net interest margin, FTE	2.91	3.03	3.30	(12)			(39)			3.10	3.10	—
Effective income tax rate	7.6	21.5	21.2	(1,392)			(1,357)			20.8	21.9	(117)
Efficiency ratio	81.1	64.2	56.4	1,692			2,477			67.0	61.0	598
Underlying efficiency ratio	63.8	63.1	54.4	69			935			60.8	57.5	330
Return on average tangible common equity	4.7	12.0	18.5	(728)			(1,374)			10.9	13.9	(299)
Underlying return on average tangible common equity	11.8	12.5	19.4	(67)			(756)			13.5	16.4	(288)
Return on average total tangible assets	0.35	0.81	1.19	(46)			(84)			0.75	1.00	(25)
Underlying return on average total tangible assets	0.78%	0.84%	1.25%	(6)	bps		(47)	bps		0.92%	1.17%	(25)	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.6%	10.4%	10.0%
Total capital ratio	13.7	13.4	12.8
Tier 1 leverage ratio	9.3	9.4	9.3
Tangible common equity ratio	6.7	5.9	6.3
Allowance for credit losses to loans and leases	1.59%	1.55%	1.43%	4	bps		16	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	0.93%	0.87%	0.60%	6	bps		33	bps
Allowance for credit losses to nonaccrual loans and leases	170	179	237	(9)			(67)
Net charge-offs as a % of average loans and leases	0.46%	0.40%	0.22%	6	bps		24	bps		0.40%	0.18%	22	bps

1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
2) Current reporting-period regulatory capital ratios are preliminary.
3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.

The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends									Full Year
				4Q23 change from								2023 Change
($s in millions, except per share data)	4Q23	3Q23	4Q22	3Q23			4Q22			2023	2022	from 2022
				$/bps		%	$/bps		%			%
Net interest income	$1,488	$1,522	$1,695	$(34)		(2)%	$(207)		(12)%	$6,241	$6,012	4%
Noninterest income	500	492	505	8		2	(5)		(1)	1,983	2,040	(3)
Total revenue	$1,988	$2,014	$2,200	$(26)		(1)%	$(212)		(10)%	$8,224	$8,052	2%
Noninterest expense	$1,267	$1,271	$1,197	$(4)		—%	$70		6%	$5,001	$4,630	8%
Provision for credit losses	171	172	132	(1)		(1)	39		30	687	305	125
Net income available to common stockholders	$396	$418	$653	$(22)		(5)%	$(257)		(39)%	$1,848	$2,312	(20)%
Performance metrics
EPS	$0.85	$0.89	$1.32	$(0.04)		(4)%	$(0.47)		(36)%	$3.88	$4.84	(20)%
Efficiency ratio	63.8%	63.1%	54.4%	69	bps		935	bps		60.8	57.5	330
Return on average tangible common equity	11.8%	12.5%	19.4%	(67)	bps		(756)	bps		13.5%	16.4%	(288)	bps

Consolidated balance sheet summary(1):

				4Q23 change from
($s in millions)	4Q23	3Q23	4Q22	3Q23			4Q22
				$/bps		%	$/bps		%
Total assets	$221,964	$225,270	$226,733	$(3,306)		(1)%	$(4,769)		(2)%
Total loans and leases	145,959	149,746	156,662	(3,787)		(3)	(10,703)		(7)
Total loans held for sale	779	848	982	(69)		(8)	(203)		(21)
Deposits	177,342	178,197	180,724	(855)		—	(3,382)		(2)
Stockholders' equity	24,342	22,878	23,690	1,464		6	652		3
Stockholders' common equity	22,329	20,864	21,676	1,465		7	653		3
Tangible common equity	$14,417	$12,930	$13,728	$1,487		12%	$689		5%
Loan-to-deposit ratio (period-end)(2)	82.3%	84.0%	86.7%	(173)	bps		(439)	bps
Loan-to-deposit ratio (average)(2)	83.5%	85.5%	87.7%	(192)	bps		(420)	bps
1) Represents period-end unless otherwise noted.
2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Notable items:
Quarterly and full-year results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and other expense reduction actions. In addition, fourth quarter 2023 includes a notable item for an industry-wide FDIC special assessment. Full-year 2022 results include notable items representing the day-one CECL provision expense (“double count”) related to the HSBC and ISBC transactions. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	4Q23		3Q23		4Q22		FY 2023		FY 2022
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Noninterest income	$—	$—	$—	$—	$—	$—	$—	$—	$(31)	$(23)

EPS Impact - Noninterest income		$—		$—		$—		$—		$(0.05)

Salaries & benefits	$(2)	$(1)	$(4)	$(3)	$(13)	$(9)	$(15)	$(11)	$(98)	$(72)
Equipment and software	—	—	—	—	(1)	(1)	(4)	(3)	(1)	(1)
Outside services	(3)	(2)	(4)	(3)	(15)	(12)	(43)	(31)	(89)	(67)
Occupancy	—	—	—	—	—	—	(41)	(30)	(2)	(1)
Other expense	—	—	—	—	(6)	(4)	(1)	(1)	(23)	(16)
Noninterest expense	$(5)	$(3)	$(8)	$(6)	$(35)	$(26)	$(104)	$(76)	$(213)	$(157)

EPS Impact - Noninterest expense		$(0.01)		$(0.02)		$(0.06)		$(0.16)		$(0.34)

ISBC/HSBC Day 1 CECL provision expense (“double count”)	$—	$—	$—	$—	$—	$—	$—	$—	$(169)	$(126)

EPS Impact - Provision for credit losses		$—		$—		$—		$—		$(0.26)

Tax integration cost	$—	$—	$—	$—	$—	$—	$—	$—	$—	$(6)

EPS Impact - Tax integration cost		$—		$—		$—		$—		$(0.01)

Total integration related	$(5)	$(3)	$(8)	$(6)	$(35)	$(26)	$(104)	$(76)	$(413)	$(312)

EPS Impact - Total Integration-related		$(0.01)		$(0.02)		$(0.06)		$(0.16)		$(0.66)

Other notable items - TOP & Other	4Q23		3Q23		4Q22		FY 2023		FY 2022
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$17	$—	$—	$—	$—	$—	$17	$—	$(3)

Salaries & benefits	(30)	(22)	(1)	—	(2)	(2)	(52)	(38)	(12)	(9)
Equipment and software	(37)	(27)	(6)	(5)	(1)	—	(47)	(35)	(9)	(6)
Outside services	(10)	(7)	(3)	(3)	(2)	(1)	(25)	(19)	(24)	(18)
Occupancy	(20)	(15)	(2)	(2)	(2)	(2)	(29)	(22)	(3)	(3)
FDIC special assessment(1)	(225)	(167)	—	—	—	—	(225)	(167)	—	—
Other expense	(18)	(13)	(2)	(2)	(1)	(1)	(24)	(17)	(1)	(1)
Noninterest expense	$(340)	$(251)	$(14)	$(12)	$(8)	$(6)	$(402)	$(298)	$(49)	$(37)

Total Other Notable Items	$(340)	$(234)	$(14)	$(12)	$(8)	$(6)	$(402)	$(281)	$(49)	$(40)

EPS Impact - Other Notable Items		$(0.50)		$(0.02)		$(0.01)		$(0.59)		$(0.08)

Total Notable Items	$(345)	$(237)	$(22)	$(18)	$(43)	$(32)	$(506)	$(357)	$(462)	$(352)

Total EPS Impact		$(0.51)		$(0.04)		$(0.07)		$(0.75)		$(0.74)
(1) The FDIC special assessment earnings per share impact is $(0.35) for fourth quarter 2023 and full year 2023.

Citizens Financial Group, Inc.

Discussion of results:

Net interest income				4Q23 change from
($s in millions)	4Q23	3Q23	4Q22	3Q23			4Q22
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$2,166	$2,194	$1,919	$(28)		(1)%	$247		13%
Investment securities	339	290	258	49		17	81		31
Interest-bearing deposits in banks	171	111	75	60		54	96		128
Total interest income	$2,676	$2,595	$2,252	$81		3%	$424		19%
Interest expense:
Deposits	$974	$898	$396	$76		8%	$578		146%
Short-term borrowed funds	7	8	2	(1)		(13)	5		250
Long-term borrowed funds	207	167	159	40		24	48		30
Total interest expense	$1,188	$1,073	$557	$115		11%	$631		113%
Net interest income	$1,488	$1,522	$1,695	$(34)		(2)%	$(207)		(12)%

Net interest margin, FTE	2.91%	3.03%	3.30%	(12)	bps		(39)	bps

Fourth quarter 2023	vs.	third quarter 2023
Net interest income of $1.5 billion decreased 2%, reflecting lower net interest margin, partially offset by a 2% increase in average interest-earning assets. Higher cash and securities were partially offset by lower loans.
•Net interest margin of 2.91% decreased 12 basis points reflecting the impact of an increase in liquidity (cash and securities - 9 basis points) and higher funding costs (6 basis points), partially offset by the benefit of Non-Core run off (3 basis points). The targeted build in liquidity was achieved in the quarter.

Fourth quarter 2023	vs.	fourth quarter 2022
Net interest income of $1.5 billion decreased 12%, reflecting lower net interest margin and a 1% decline in average interest-earning assets.
•Net interest margin of 2.91% decreased 39 basis points, as higher funding costs and the impact of building liquidity were partly offset by higher interest-earning-asset yields and the benefit of Non-Core run off.

Citizens Financial Group, Inc.

Noninterest Income				4Q23 change from
($s in millions)	4Q23	3Q23	4Q22	3Q23		4Q22
				$	%	$	%
Service charges and fees	$104	$105	$105	$(1)	(1)%	$(1)	(1)%
Capital markets fees	87	67	98	20	30	(11)	(11)
Card fees	70	74	71	(4)	(5)	(1)	(1)
Trust and investment services fees	68	63	61	5	8	7	11
Mortgage banking fees	57	69	54	(12)	(17)	3	6
Foreign exchange and derivative products	43	48	35	(5)	(10)	8	23
Letter of credit and loan fees	42	43	41	(1)	(2)	1	2
Securities gains, net	9	5	4	4	80	5	125
Other income(1)	20	18	36	2	11	(16)	(44)
Noninterest income	$500	$492	$505	$8	2%	$(5)	(1)%
1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Fourth quarter 2023	vs.	third quarter 2023
Noninterest income of $500 million increased $8 million, or 2%.
•Capital markets fees increased $20 million, given increased bond and equity underwriting and M&A advisory fees.
•Card fees decreased $4 million, primarily reflecting lower interchange and higher rewards expense.
•Trust and investment services fees increased $5 million, reflecting increased sales activity.
•Mortgage banking fees decreased $12 million, driven by lower production fees and MSR valuation, net of hedging, partially offset by higher servicing fees.
•Foreign exchange and derivative products revenue decreased $5 million, primarily reflecting lower client activity in interest rate hedging.

Fourth quarter 2023	vs.	fourth quarter 2022
Noninterest income of $500 million decreased $5 million, or 1%.
•Capital markets fees decreased $11 million, primarily given lower M&A advisory fees.
•Trust and investment services fees increased $7 million, reflecting increased sales activity and asset management fees.
•Mortgage banking fees increased $3 million, driven by higher MSR valuation, net of hedging, partially offset by lower servicing and production fees.
•FX and derivative products revenue increased $8 million, primarily reflecting increased client activity in commodities hedging.

Citizens Financial Group, Inc.

Noninterest Expense				4Q23 change from
($s in millions)	4Q23	3Q23	4Q22	3Q23		4Q22
				$	%	$	%
Salaries and employee benefits	$667	$659	$633	$8	1%	$34	5%
Equipment and software	215	191	170	24	13	45	26
Outside services	174	160	170	14	9	4	2
Occupancy	125	107	110	18	17	15	14
Other operating expense	431	176	157	255	145	274	175
Noninterest expense	$1,612	$1,293	$1,240	$319	25%	$372	30%
Notable items	$345	$22	$43	$323	NM	$302	NM

Underlying, as applicable
Salaries and employee benefits	$635	$654	$618	$(19)	(3)%	$17	3%
Equipment and software	178	185	168	(7)	(4)	10	6
Outside services	161	153	153	8	5	8	5
Occupancy	105	105	108	—	—	(3)	(3)
Other operating expense	188	174	150	14	8	38	25
Underlying noninterest expense	$1,267	$1,271	$1,197	$(4)	—%	$70	6%

Fourth quarter 2023	vs.	third quarter 2023
Underlying noninterest expense of $1.27 billion was down slightly including the Private Bank start-up investment.
•Salaries and benefits decreased primarily reflecting headcount reduction initiatives.
•Equipment and software decreased given lower vendor costs.
•Outside services increased related to the execution of strategic initiatives.
•Other operating expense increased primarily due to higher fraud, deposit insurance and travel expenses, partially offset by lower advertising costs.
Reported noninterest expense of $1.61 billion increased $319 million, reflecting notable items of $323 million, namely the industry-wide FDIC special assessment of $225 million, and costs associated with the reduction of approximately 650 headcount, or 3.5%, the exit of the Wholesale Mortgage and Auto businesses, and facilities rationalization.
The effective tax rate was 7.6% in fourth quarter 2023. On an underlying basis, the effective tax rate of 22.3% increased modestly compared to 21.7% in third quarter 2023.

Fourth quarter 2023	vs.	fourth quarter 2022
Underlying noninterest expense of $1.27 billion increased 6%; up 2% excluding $41 million in expenses related to the Private Bank start-up investment.
•Salaries and benefits increased reflecting the Private Bank start-up investment, partly offset by lower headcount.
•Equipment and software increased, reflecting higher software maintenance and amortization costs.
•Other operating expenses increased primarily driven by increased deposit insurance, pension costs and fraud expense.
The effective tax rate was 7.6% in fourth quarter 2023. On an underlying basis, the effective tax rate of 22.3% increased compared to 21.4% in fourth quarter 2022.

Citizens Financial Group, Inc.

Interest-earning assets				4Q23 change from
($s in millions)	4Q23	3Q23	4Q22	3Q23		4Q22
Period-end interest-earning assets				$	%	$	%
Investments	$40,003	$35,547	$35,052	$4,456	13%	$4,951	14%
Interest-bearing deposits in banks	10,239	14,329	9,361	(4,090)	(29)	878	9
Commercial loans and leases	74,445	77,457	82,180	(3,012)	(4)	(7,735)	(9)
Retail loans	71,514	72,289	74,482	(775)	(1)	(2,968)	(4)
Total loans and leases	145,959	149,746	156,662	(3,787)	(3)	(10,703)	(7)
Loans held for sale, at fair value	676	749	774	(73)	(10)	(98)	(13)
Other loans held for sale	103	99	208	4	4	(105)	(50)
Total loans and leases and loans held for sale	146,738	150,594	157,644	(3,856)	(3)	(10,906)	(7)
Total period-end interest-earning assets	$196,980	$200,470	$202,057	$(3,490)	(2)%	$(5,077)	(3)%
Average interest-earning assets
Investments	$41,499	$39,273	$38,772	$2,226	6%	$2,727	7%
Interest-bearing deposits in banks	12,387	8,005	6,915	4,382	55	5,472	79
Commercial loans and leases	76,078	78,261	82,468	(2,183)	(3)	(6,390)	(8)
Retail loans	71,891	72,530	74,631	(639)	(1)	(2,740)	(4)
Total loans and leases	147,969	150,791	157,099	(2,822)	(2)	(9,130)	(6)
Loans held for sale, at fair value	1,047	1,204	1,179	(157)	(13)	(132)	(11)
Other loans held for sale	219	321	557	(102)	(32)	(338)	(61)
Total loans and leases and loans held for sale	149,235	152,316	158,835	(3,081)	(2)	(9,600)	(6)
Total average interest-earning assets	$203,121	$199,594	$204,522	$3,527	2%	$(1,401)	(1)%

Fourth quarter 2023	vs.	third quarter 2023
Period-end interest-earning assets of $197.0 billion decreased $3.5 billion, or 2%, reflecting a $4.1 billion decrease in cash held in interest-bearing deposits and a $3.9 billion decrease in total loans and leases and loans held for sale, partly offset by a $4.5 billion increase in investments in securities. The decrease in loans and leases reflects a $3.0 billion decrease in commercial given balance sheet optimization actions and market conditions driving lower client demand. Results also reflect a $775 million decrease in retail, given planned Non-Core portfolio run off.
Average interest-earning assets of $203.1 billion increased $3.5 billion, or 2%, reflecting a $4.4 billion increase in cash held in interest-bearing deposits and a $2.2 billion increase in investments, partly offset by a $2.8 billion decrease in total loans and leases. The decrease in loans and leases reflects a $2.2 billion decrease in commercial given balance sheet optimization actions and market conditions driving lower client demand, as well as a $639 million decrease in retail driven by the Non-Core portfolio run off.
The average effective duration of the securities portfolio was 3.9 years, compared with 5.2 years at September 30, 2023 and 5.8 years at December 31, 2022.

Fourth quarter 2023	vs.	fourth quarter 2022
Period-end interest-earning assets of $197.0 billion decreased $5.1 billion, or 3%, reflecting a $10.9 billion decrease in total loans and leases and loans held for sale, partly offset by a $878 million increase in cash held in interest-bearing deposits and a $5.0 billion increase in investments in securities. The decrease in loans and leases reflects a $7.7 billion decrease in commercial given balance sheet optimization actions and lower client demand, and a $3.0 billion decrease in retail driven by the Non-Core portfolio run off and lower education largely offset by growth in mortgage and home equity.
Average interest-earning assets of $203.1 billion decreased $1.4 billion, or 1%, reflecting a $9.6 billion decrease in total loans and leases and loans held for sale, partially offset by a $5.5 billion increase in cash held in interest-bearing deposits and a $2.7 billion increase in investments in securities.

Citizens Financial Group, Inc.

Deposits				4Q23 change from
($s in millions)	4Q23	3Q23	4Q22	3Q23		4Q22
Period-end deposits				$	%	$	%
Demand	$37,107	$38,561	$49,283	$(1,454)	(4)%	$(12,176)	(25)%
Money market	53,812	53,517	49,905	295	1	3,907	8
Checking with interest	31,876	33,355	39,721	(1,479)	(4)	(7,845)	(20)
Savings	27,983	29,139	29,805	(1,156)	(4)	(1,822)	(6)
Term	26,564	23,625	12,010	2,939	12	14,554	121
Total period-end deposits	$177,342	$178,197	$180,724	$(855)	—%	$(3,382)	(2)%
Average deposits
Demand	$38,390	$39,728	$50,706	$(1,338)	(3)%	$(12,316)	(24)%
Money market	53,003	52,057	50,228	946	2	2,775	6
Checking with interest	31,788	33,545	36,952	(1,757)	(5)	(5,164)	(14)
Savings	28,455	29,516	29,780	(1,061)	(4)	(1,325)	(4)
Term	25,492	21,604	11,378	3,888	18	14,114	124
Total average deposits	$177,128	$176,450	$179,044	$678	—%	$(1,916)	(1)%

Fourth quarter 2023	vs.	third quarter 2023
Total period-end deposits of $177.3 billion and average deposits of $177.1 billion were broadly stable. The spot decreases in demand of 4% and checking with interest of 4% reflect continued migration to higher rate alternatives, with increases in term, up 12%, and money market, up 1%. Efforts to optimize the liquidity value of deposits continue, with $3.5 billion in deposits from financial institutions and municipalities run off during the quarter.

Fourth quarter 2023	vs.	fourth quarter 2022
Total period-end deposits of $177.3 billion decreased 2% while average deposits of $177.1 billion decreased 1%, primarily due to rate-related outflows. Higher interest rates drove migration of deposits from demand and checking with interest to term and money market accounts.

Citizens Financial Group, Inc.

Borrowed Funds				4Q23 change from
($s in millions)	4Q23	3Q23	4Q22	3Q23		4Q22
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$505	$232	$3	$273	118%	$502	NM
Long-term borrowed funds
FHLB advances	3,786	7,036	8,519	(3,250)	(46)	(4,733)	(56)
Senior debt	5,170	5,258	5,555	(88)	(2)	(385)	(7)
Subordinated debt and other debt	1,819	1,815	1,813	4	—	6	—
Auto collateralized borrowings	2,692	3,245	—	(553)	(17)	2,692	100
Total borrowed funds	$13,972	$17,586	$15,890	$(3,614)	(21)%	$(1,918)	(12)%
Average borrowed funds
Short-term borrowed funds	$491	$506	$262	$(15)	(3) %	$229	87%
Long-term borrowed funds
FHLB advances	5,751	4,023	8,818	1,728	43	(3,067)	(35)
Senior debt	5,217	5,259	5,397	(42)	(1)	(180)	(3)
Subordinated debt and other debt	1,816	1,814	1,812	2	—	4	—
Auto collateralized borrowings	2,904	2,106	—	798	38	2,904	100
Total average borrowed funds	$16,179	$13,708	$16,289	$2,471	18%	$(110)	(1)%

Fourth quarter 2023	vs.	third quarter 2023
Period-end borrowed funds decreased by $3.6 billion, primarily due to a decrease in FHLB advances of $3.3 billion and a decrease of $553 million in collateralized borrowings on auto loans, partly offset by a $273 million increase in short-term borrowings.
Average borrowed funds increased $2.5 billion, with an increase in FHLB advances of $1.7 billion, and an increase in collateralized borrowings on auto loans of $798 million.

Fourth quarter 2023	vs.	fourth quarter 2022
Period-end borrowed funds decreased by $1.9 billion, primarily due to a decrease in FHLB advances of $4.7 billion and a decrease of $385 million in senior debt, partly offset by a $2.7 billion increase in collateralized borrowings on auto loans and a $502 million increase in short-term borrowed funds.
Average borrowed funds decreased by $110 million, reflecting a $3.1 billion decrease in FHLB advances, largely offset by a $2.9 billion increase in collateralized borrowings on auto loans.

Citizens Financial Group, Inc.

Capital				4Q23 change from
($s and shares in millions, except per share data)	4Q23	3Q23	4Q22	3Q23		4Q22
Period-end capital				$	%	$	%
Stockholders' equity	$24,342	$22,878	$23,690	$1,464	6%	$652	3%
Stockholders' common equity	22,329	20,864	21,676	1,465	7	653	3
Tangible common equity	14,417	12,930	13,728	1,487	12	689	5
Tangible book value per common share	$30.91	$27.73	$27.88	$3.18	11%	$3.03	11%
Common shares - at end of period	466.4	466.2	492.3	0.2	—	(25.9)	(5)
Common shares - average (diluted)	468.2	471.2	495.5	(3.0)	(1)%	(27.3)	(6)%
Common equity tier 1 capital ratio(1)	10.6%	10.4%	10.0%
Total capital ratio(1)	13.7	13.4	12.8
Tangible common equity ratio	6.7	5.9	6.3
Tier 1 leverage ratio(1)	9.3	9.4	9.3
1) Current reporting-period regulatory capital ratios are preliminary.

Fourth quarter 2023
•The CET1 capital ratio is 10.6% as of December 31, 2023 compared with 10.4% at September 30, 2023 and 10.0% at December 31, 2022.
•Total capital ratio of 13.7% compares with 13.4% at September 30, 2023 and 12.8% as of December 31, 2022.
•Tangible common equity ratio of 6.7% compares with 5.9% at September 30, 2023 and 6.3% as of December 31, 2022.
•Tangible book value per common share of $30.91 increased 11% compared with third quarter 2023 primarily due to AOCI impacts.
•Citizens paid $198 million in common dividends to shareholders during fourth quarter 2023. This compares with $200 million in common dividends during third quarter 2023 and $208 million during fourth quarter 2022.
•Citizens did not repurchase common shares during fourth quarter 2023, compared with $250 million repurchased in third quarter 2023 and $150 million in fourth quarter 2022.

Citizens Financial Group, Inc.

Credit quality review				4Q23 change from
($s in millions)	4Q23	3Q23	4Q22	3Q23			4Q22
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$1,364	$1,296	$944	$68		5%	$420		44%
90+ days past due and accruing(2)	333	248	367	85		34	(34)		(9)
Net charge-offs	171	153	88	18		12	83		94
Provision for credit losses	171	172	132	(1)		(1)	39		30
Allowance for credit losses	$2,318	$2,318	$2,240	$—		—%	$78		3%
Nonaccrual loans and leases to loans and leases	0.93%	0.87%	0.60%	6	bps		33
Net charge-offs as a % of total loans and leases	0.46	0.40	0.22	6			24
Allowance for credit losses to loans and leases	1.59	1.55	1.43	4			16
Allowance for credit losses to nonaccrual loans and leases	170%	179%	237%	(9)	bps		(67)	bps
1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
2) 90+ days past due and accruing includes $243 million, $216 million, and $316 million of loans fully or partially guaranteed by the FHA, VA, and USDA for December 31, 2023, September 30, 2023, and December 31, 2022, respectively.

Fourth quarter 2023	vs.	third quarter 2023
•The nonaccrual loans to total loans ratio of 0.93% compares with 0.87% at September 30, 2023. Nonaccrual loans of $1.4 billion increased $68 million, or 5%, reflecting a $59 million increase in Commercial, primarily driven by an increase in C&I and a modest increase in the General Office segment of commercial real estate.
•Trends in credit quality such as criticized loans appear to be broadly stabilizing.
•Net charge-offs of $171 million, or 46 basis points of average loans and leases, increased 6 basis points compared with the prior quarter given a $1 million decrease in commercial and a $19 million increase in retail, driven by seasonal impacts and the continued normalization of credit losses.
•The fourth quarter 2023 provision for credit losses of $171 million compares with $172 million for third quarter 2023. The allowance for credit losses remained stable as the ratio to total loans of 1.59% increased from 1.55% as of September 30, 2023, reflecting continued runoff of the Non-Core portfolio and balance sheet optimization actions in commercial.
•The allowance for credit losses to nonaccrual loans and leases ratio of 170% compares with 179% as of September 30, 2023.

Fourth quarter 2023	vs.	fourth quarter 2022
•The nonaccrual loans to total loans ratio of 0.93% increased from 0.60% at December 31, 2022.
•Nonaccrual loans increased $420 million, or 44%, primarily reflecting an increase in the General Office segment of commercial real estate.
•Net charge-offs of 46 basis points of average loans and leases compares with 22 basis points in fourth quarter 2022.
•Net charge-offs of $171 million increased $83 million reflecting a $30 million increase in retail, primarily in education and other retail, and a $53 million increase in commercial driven by the General Office segment of commercial real estate.
•Provision for credit losses of $171 million compares with a $132 million provision in fourth quarter 2022.
•Allowance for credit losses of $2.3 billion increased $78 million compared with December 31, 2022. Allowance for credit losses ratio of 1.59% as of December 31, 2023, compares with 1.43% as of December 31, 2022.
•The allowance for credit losses to nonaccrual loans and leases ratio of 170% compares with 237% as of December 31, 2022.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (877) 226-8189, conference ID 6086305
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on January 17, 2024 through February 17, 2024. Please dial (866) 207-1041 and enter access code 9913757. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $222.0 billion in assets as of December 31, 2023. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,200 ATMs and more than 1,100 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X (formerly Twitter), LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q23 Change						2023 Change
		4Q23	3Q23	4Q22	3Q23		4Q22		2023	2022	2022
					$	%	$	%			$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$500	$492	$505	$8	2%	($5)	(1%)	$1,983	$2,009	($26)	(1%)
Less: Notable items		—	—	—	—	—	—	—	—	(31)	31	100
Noninterest income, Underlying (non-GAAP)		$500	$492	$505	$8	2%	($5)	(1%)	$1,983	$2,040	($57)	(3%)
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,988	$2,014	$2,200	($26)	(1%)	($212)	(10%)	$8,224	$8,021	$203	3%
Less: Notable items		—	—	—	—	—	—	—	—	(31)	31	100
Total revenue, Underlying (non-GAAP)	B	$1,988	$2,014	$2,200	($26)	(1%)	($212)	(10%)	$8,224	$8,052	$172	2%
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,612	$1,293	$1,240	$319	25%	$372	30%	$5,507	$4,892	$615	13%
Less: Notable items		345	22	43	323	NM	302	NM	506	262	244	93
Noninterest expense, Underlying (non-GAAP)	D	$1,267	$1,271	$1,197	($4)	—%	$70	6%	$5,001	$4,630	$371	8%
Pre-provision profit:
Total revenue (GAAP)	A	$1,988	$2,014	$2,200	($26)	(1%)	($212)	(10%)	$8,224	$8,021	$203	3%
Less: Noninterest expense (GAAP)	C	1,612	1,293	1,240	319	25	372	30	5,507	4,892	615	13
Pre-provision profit (GAAP)		$376	$721	$960	($345)	(48%)	($584)	(61%)	$2,717	$3,129	($412)	(13%)
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,988	$2,014	$2,200	($26)	(1%)	($212)	(10%)	$8,224	$8,052	$172	2%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,267	1,271	1,197	(4)	—	70	6	5,001	4,630	371	8
Pre-provision profit, Underlying (non-GAAP)		$721	$743	$1,003	($22)	(3%)	($282)	(28%)	$3,223	$3,422	($199)	(6%)
Provision for credit losses, Underlying:
Provision for credit losses (GAAP)		$171	$172	$132	($1)	(1%)	$39	30%	$687	$474	$213	45%
Less: Notable items		—	—	—	—	—	—	—	—	169	(169)	(100)
Provision for credit losses, Underlying (non-GAAP)		$171	$172	$132	($1)	(1%)	$39	30%	$687	$305	$382	125%
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$205	$549	$828	($344)	(63%)	($623)	(75%)	$2,030	$2,655	($625)	(24%)
Less: Income (expense) before income tax expense (benefit) related to notable items		(345)	(22)	(43)	(323)	NM	(302)	NM	(506)	(462)	(44)	(10)
Income before income tax expense, Underlying (non-GAAP)	F	$550	$571	$871	($21)	(4%)	($321)	(37%)	$2,536	$3,117	($581)	(19%)
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$16	$119	$175	($103)	(87%)	($159)	(91%)	$422	$582	($160)	(27%)
Less: Income tax expense (benefit) related to notable items		(108)	(4)	(11)	(104)	NM	(97)	NM	(149)	(110)	(39)	(35)
Income tax expense, Underlying (non-GAAP)	H	$124	$123	$186	$1	1%	($62)	(33%)	$571	$692	($121)	(17%)
Net income, Underlying:
Net income (GAAP)	I	$189	$430	$653	($241)	(56%)	($464)	(71%)	$1,608	$2,073	($465)	(22%)
Add: Notable items, net of income tax benefit		237	18	32	219	NM	205	NM	357	352	5	1
Net income, Underlying (non-GAAP)	J	$426	$448	$685	($22)	(5%)	($259)	(38%)	$1,965	$2,425	($460)	(19%)
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$159	$400	$621	($241)	(60%)	($462)	(74%)	$1,491	$1,960	($469)	(24%)
Add: Notable items, net of income tax benefit		237	18	32	219	NM	205	NM	357	352	5	1
Net income available to common stockholders, Underlying (non-GAAP)	L	$396	$418	$653	($22)	(5%)	($257)	(39%)	$1,848	$2,312	($464)	(20%)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS									FULL YEAR
					4Q23 Change								2023 Change
		4Q23	3Q23	4Q22	3Q23			4Q22			2023	2022	2022
					$/bps		%	$/bps		%			$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,988	$2,014	$2,200	($26)		(1.39%)	($212)		(9.70%)	$8,224	$8,021	$203		2.53%
Less: Noninterest expense (GAAP)	C	1,612	1,293	1,240	319		24.60	372		30.00	5,507	4,892	615		12.58
Operating leverage							(25.99%)			(39.70%)					(10.05%)
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,988	$2,014	$2,200	($26)		(1.39%)	($212)		(9.70%)	$8,224	$8,052	$172		2.13%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,267	1,271	1,197	(4)		(0.30)	70		5.82	5,001	4,630	371		8.00
Operating leverage, Underlying (non-GAAP)							(1.09%)			(15.52%)					(5.87%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	81.13%	64.21%	56.36%	1,692	bps		2,477	bps		66.97%	60.99%	598	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	63.77	63.08	54.42	69	bps		935	bps		60.81	57.51	330	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	7.59%	21.51%	21.16%	(1,392)	bps		(1,357)	bps		20.76%	21.93%	(117)	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	22.25	21.69	21.37	56	bps		88	bps		22.48	22.19	29	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$21,209	$21,177	$21,276	$32		—%	($67)		—%	$21,592	$21,724	($132)		(1%)
Less: Average goodwill (GAAP)		8,188	8,188	8,171	—		—	17		—	8,184	7,872	312		4
Less: Average other intangibles (GAAP)		163	173	199	(10)		(6)	(36)		(18)	177	181	(4)		(2)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		421	422	424	(1)		—	(3)		(1)	422	413	9		2
Average tangible common equity	N	$13,279	$13,238	$13,330	$41		—%	($51)		—%	$13,653	$14,084	($431)		(3%)
Return on average tangible common equity	K/N	4.72%	12.00%	18.46%	(728)	bps		(1,374)	bps		10.92%	13.91%	(299)	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	11.84	12.51	19.40	(67)	bps		(756)	bps		13.53	16.41	(288)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$223,653	$220,162	$224,970	$3,491		2%	($1,317)		(1%)	$222,221	$215,061	$7,160		3%
Less: Average goodwill (GAAP)		8,188	8,188	8,171	—		—	17		—	8,184	7,872	312		4
Less: Average other intangibles (GAAP)		163	173	199	(10)		(6)	(36)		(18)	177	181	(4)		(2)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		421	422	424	(1)		—	(3)		(1)	422	413	9		2
Average tangible assets	P	$215,723	$212,223	$217,024	$3,500		2%	($1,301)		(1%)	$214,282	$207,421	$6,861		3%
Return on average total tangible assets	I/P	0.35%	0.81%	1.19%	(46)	bps		(84)	bps		0.75%	1.00%	(25)	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	0.78	0.84	1.25	(6)	bps		(47)	bps		0.92	1.17	(25)	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q23 Change						2023 Change
		4Q23	3Q23	4Q22	3Q23		4Q22		2023	2022	2022
					$/bps	%	$/bps	%			$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	Q	466,418,055	466,221,795	492,282,158	196,260	—%	(25,864,103)	(5%)	466,418,055	492,282,158	(25,864,103)	(5%)
Common stockholders' equity (GAAP)		$22,329	$20,864	$21,676	$1,465	7	$653	3	$22,329	$21,676	$653	3
Less: Goodwill (GAAP)		8,188	8,188	8,173	—	—	15	—	8,188	8,173	15	—
Less: Other intangible assets (GAAP)		157	167	197	(10)	(6)	(40)	(20)	157	197	(40)	(20)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		433	421	422	12	3	11	3	433	422	11	3
Tangible common equity	R	$14,417	$12,930	$13,728	$1,487	12%	$689	5%	$14,417	$13,728	$689	5%
Tangible book value per common share	R/Q	$30.91	$27.73	$27.88	$3.18	11%	$3.03	11%	$30.91	$27.88	$3.03	11%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	S	466,234,324	469,481,085	493,293,981	(3,246,761)	(1%)	(27,059,657)	(5%)	475,089,384	475,959,815	(870,431)	—%
Average common shares outstanding - diluted (GAAP)	T	468,159,167	471,183,719	495,478,398	(3,024,552)	(1)	(27,319,231)	(6)	476,693,148	477,803,142	(1,109,994)	—
Net income per average common share - basic (GAAP)	K/S	$0.34	$0.85	$1.26	($0.51)	(60)	($0.92)	(73)	$3.14	$4.12	($0.98)	(24)
Net income per average common share - diluted (GAAP)	K/T	0.34	0.85	1.25	(0.51)	(60)	(0.91)	(73)	3.13	4.10	(0.97)	(24)
Net income per average common share - basic, Underlying (non-GAAP)	L/S	0.85	0.89	1.32	(0.04)	(4)	(0.47)	(36)	3.89	4.86	(0.97)	(20)
Net income per average common share - diluted, Underlying (non-GAAP)	L/T	0.85	0.89	1.32	(0.04)	(4)	(0.47)	(36)	3.88	4.84	(0.96)	(20)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS							FULL YEAR
				4Q23 Change						2023 Change
	4Q23	3Q23	4Q22	3Q23		4Q22		2023	2022	2022
				$/bps	%	$/bps	%			$/bps		%
Other income, Underlying:
Other income (GAAP)	$20	$18	$36	$2	11	($16)	(44%)	$78	$82	($4)		(5%)
Less: Notable items	—	—	—	—	—	—	—	—	(31)	31		100
Other income, Underlying (non-GAAP)	$20	$18	$36	$2	11	($16)	(44%)	$78	$113	($35)		(31%)
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$667	$659	$633	$8	1%	$34	5%	$2,599	$2,549	$50	—	2%
Less: Notable items	32	5	15	27	NM	17	113	67	110	(43)		(39)
Salaries and employee benefits, Underlying (non-GAAP)	$635	$654	$618	($19)	(3%)	$17	3%	$2,532	$2,439	$93		4%
Equipment and software, Underlying:
Equipment and software (GAAP)	$215	$191	$170	$24	13%	$45	26%	$756	$648	$108		17%
Less: Notable items	37	6	2	31	NM	35	NM	51	10	41		NM
Equipment and software, Underlying (non-GAAP)	$178	$185	$168	($7)	(4%)	$10	6%	$705	$638	$67		11%
Outside services, Underlying:
Outside services (GAAP)	$174	$160	$170	$14	9%	$4	2%	$687	$700	($13)	—	(2%)
Less: Notable items	13	7	17	6	86	(4)	(24)	68	113	(45)		(40)
Outside services, Underlying (non-GAAP)	$161	$153	$153	$8	5%	$8	5%	$619	$587	$32		5%
Occupancy, Underlying:
Occupancy (GAAP)	$125	$107	$110	$18	17%	$15	14%	$492	$410	$82		20%
Less: Notable items	20	2	2	18	NM	18	NM	70	5	65		NM
Occupancy, Underlying (non-GAAP)	$105	$105	$108	$—	—%	($3)	(3%)	$422	$405	$17		4%
Other operating expense, Underlying:
Other operating expense (GAAP)	$431	$176	$157	$255	145%	$274	175%	$973	$585	$388	—	66%
Less: Notable items	243	2	7	241	NM	236	NM	250	24	226		NM
Other operating expense, Underlying (non-GAAP)	$188	$174	$150	$14	8%	$38	25%	$723	$561	$162		29%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of Private Bank
(in millions, except ratio data)

		4Q23

Total revenue, Underlying excluding Private Bank:
Total revenue (GAAP)		$1,988
Less: Notable items		—
Less: Private Bank Total revenue (GAAP)		5
Total revenue, Underlying excluding Private Bank (non-GAAP)	A	$1,983
Noninterest expense, Underlying excluding Private Bank:
Noninterest expense (GAAP)		$1,612
Less: Notable items		345
Noninterest expense, Underlying (non-GAAP)	B	$1,267
Private Bank Noninterest expense (GAAP)		$42
Less: Private Bank Notable Items		2
Noninterest expense, Underlying Private Bank (non-GAAP)	C	$40
Noninterest expense, Underlying excluding Private Bank (non-GAAP)	B-C	$1,227
Efficiency ratio, Underlying excluding Private Bank:
Efficiency ratio, excluding Private Bank (non-GAAP)	(B-C)/A	61.9%

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including the anticipated benefits of the Investors acquisition and HSBC transaction;
•The effects of geopolitical instability, including the wars in Ukraine and Israel, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers;
•A failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR